UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 11, 2009

 Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 11, 2009, our Board of Directors, upon the recommendation of the Board’s Nominating and Governance Committee, elected Jim Reid-Anderson as a director and appointed him to the Board’s Compensation Committee.

Mr. Reid-Anderson, 50, is a healthcare adviser to the managing board of Siemens AG, a worldwide manufacturer and supplier of electronics and electrical engineering in the industrial, energy and healthcare sectors. From May through November 2008 he was a member of Siemens AG’s managing board and chief executive officer of Siemens Healthcare Sector, and from November 2007 through April 2008 he was the chief executive officer of Siemens Healthcare Diagnostics. From September 2000 to November 2007 Mr. Reid-Anderson served as chairman of the board, president and chief executive officer of Dade Behring Holdings, Inc., which he joined in August 1996. Mr. Reid-Anderson is a fellow of the Association of Chartered Certified Accountants and received a BCom (Hons) commerce degree from the University of Birmingham (in the United Kingdom).

There was no arrangement or understanding pursuant to which Mr. Reid-Anderson was elected a director, and there have been no related party transactions between us and Mr. Reid-Anderson.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 12, 2009	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer